EXHIBIT 23.1 - CONSENT OF MADDOX UNGAR SILBERSTEIN, PLLC

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors

Pioneer Consulting Group, Inc.

Newport Beach, California

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 7 to the Registration Statement on Form SB-2 for

Pioneer Consulting Group, Inc., of our report dated November 12, 2007,

relating to the September 30, 2007 financial statements of PIONEER CONSULTING GROUP,

Inc., which appears in such Prospectus.

/s/ Maddox Ungar Silberstein, PLLC

November 12, 2007

Bingham Farms, Michigan

MADDOX UNGAR SILBERSTEIN, PLLC

                    Certified Public Accountants

                        Financial Consultants

     30600 TELEGRAPH ROAD, SUITE 2175, BINGHAM FALLS, MICHIGAN 48025

     PHONE: 248.341.1264, FAX: 248.281.0940, TOLL FREE: 888.766.3985,

                           WWW.MADDOXUNGAR.COM